EXHIBIT 99.1

Company Contact:
Lawrence L. Spanley, Jr. Chief Financial Officer (314) 621-0699

Investor Contact:
Integrated Corporate Relations Allison Malkin (203) 682-8225

BAKERS FOOTWEAR ANNOUNCES ADDITIONAL LEASE ACCOUNTING CORRECTION
Change to impact previously reported Net Income

ST. LOUIS, Mo., February 25, 2005 — Bakers Footwear Group (Nasdaq: BKRS) today announced that it will correct its lease accounting to include the build out period as part of the straight line rental calculation in compliance with FASTB No. 85-3. This correction will result in the restatement of operating results and financial position for the fiscal years 1999 through 2003 and for the first thirty-nine weeks of 2004. The cumulative impact of these changes at October 2, 2004 is to increase assets by approximately $1.4 million, from $42.2 million to $43.6 million, increase liabilities by approximately $1.8 million, from $17.9 million to $19.7 million, and reduce stockholders’ equity by approximately $375,000, from $24.3 million to $23.9 million.

After consultation with its external auditors, Bakers is changing the period of time over which it recognizes rent expense. Previously, Bakers recognized rent expense over the lease term specified in the lease agreement. Bakers will now recognize rent expense beginning when it takes possession of the leased premises, generally six to eight weeks prior to the beginning of the lease term. Bakers will also begin to amortize landlord allowances as a reduction of rent expense effective with this earlier date. This change does not affect the timing or amount of actual rent payments.

Bakers will also correct previously issued balance sheets to reflect the accelerated recognition of landlord allowances and related amortization. Bakers previously announced that it would correct its treatment of landlord allowances in the fourth quarter of 2004. These changes, which are immaterial, are included in the effects described above.

These changes reduced net income recognized in fiscal 2001, 2002, and 2003 by approximately $62,000, $224,000 and $45,000 respectively. For the thirty-nine weeks ended October 2, 2004, this change increases the loss before income taxes by approximately $235,000 but only increases net loss by approximately $5,000 (primarily as a result of a nonrecurring tax benefit related to Bakers conversion from an S corporation to a C corporation effective January 4, 2004).

Bakers plans to file with the SEC a report on Form 8-K indicating that the financial statements reported in the Company’s Form 10-K for fiscal 2003 and Forms 10-Q filed for the first three quarters of fiscal 2004 should no longer be relied upon. The restated financial statements will be reflected in an amended Form 10-K filing for fiscal 2003 and amended Form 10-Q filings for the first three quarters for fiscal 2004.

About Bakers Footwear Group
Bakers Footwear Group is a national, mall-based, specialty retailer of distinctive footwear and accessories for young women. The Company’s merchandise includes private label and national brand dress, casual and sport shoes, boots, sandals and accessories. The Company currently operates over 200 stores nationwide under two formats, Bakers and Wild Pair. Bakers stores focus on women between the ages of 12 and 29. Wild Pair stores offer fashion-forward footwear to both women and men between the ages of 17 and 24.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT OF 1933 AND SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF 1934). BAKERS FOOTWEAR HAS NO DUTY TO UPDATE SUCH STATEMENTS. ACTUAL FUTURE EVENTS AND CIRCUMSTANCES COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THIS STATEMENT DUE TO VARIOUS FACTORS. FACTORS THAT COULD CAUSE THESE CONDITIONS NOT TO BE SATISFIED INCLUDE MATERIAL CHANGES IN CAPITAL MARKET CONDITIONS OR IN BAKERS FOOTWEAR’S BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN BAKERS FOOTWEAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.